EXHIBIT A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G is filed on behalf of each of us.

Date: January 19, 2024

INTERWEST PARTNERS X, LP
By:	InterWest Management Partners X, LLC, its General Partner

By:	/s/ Karen A. Wilson, Power of Attorney
Attorney-in-Fact

INTERWEST MANAGEMENT PARTNERS X, LLC

By:	Karen A. Wilson, Power of Attorney
Attorney-in-Fact

By:	/s/ Keval Desai by Karen A. Wilson, Power of Attorney
Name:	Keval Desai

By:	/s/ Gilbert H. Kliman by Karen A. Wilson, Power of Attorney
Name:	Gilbert H. Kliman

By:	/s/ Khaled A. Nasr by Karen A. Wilson, Power of Attorney
Name:	Khaled A. Nasr